EXHIBIT 10.6

AMENDMENT TO THE
AMENDED AND RESTATED
ACXIOM CORPORATION
NON-QUALIFIED DEFERRAL PLAN

WHEREAS, Acxiom Corporation (the “Company”) maintains the Acxiom Corporation Non-Qualified Deferral Plan (the “Plan”), amended and restated effective January 1, 2009;

WHEREAS, the Company wishes to revise the Plan to comply with new disability claims procedure regulations, effective April 1, 2018; and

WHEREAS, Section 6.3 of the Plan authorizes the Board or a properly authorized committee of the Board to amend the plan from time-to-time.

NOW, THEREFORE, BE IT RESOLVED, that Section 6.2 of the Plan, “Claims,” is hereby amended and restated in its entirety as follows:

6.2    Claims
A claim for benefits under the Plan shall be made in writing by the Participant or, if applicable, the Participant’s Beneficiary, executor or administrator, or authorized representative (collectively, “Claimant”) to the Employer within 60 days of the event by which Claimant claims he is entitled to receive benefits under the Plan.
(a)    Initial Determination of Claim
(i)     Notice of adverse benefit determination. In any case in which a claim for Plan benefits of Claimant is denied or modified, the Employer will notify such person of its decision in writing. Such notification will contain (A) specific reasons for the denial, (B) specific reference to pertinent plan provisions, (C) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (D) information as to the Plan’s claim review procedure, including a statement of Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination.
(ii)    Timing. Notice of an adverse benefit determination will be given within 90 days after the claim is received by the Employer (or within 180 days if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstances is given to such person within the initial 90day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and Claimant may request a review of his claim.
(b)    Request for Review of an Adverse Benefit Determination
(i)    In general. Within 60 days after the date on which Claimant receives a written notice of an adverse benefit determination (or, if applicable, within 60 days after the date on which denial is considered to have occurred), such person (or his duly authorized representative) may (A) file a written request with the Employer for a review of his adverse benefit determination and of pertinent documents, and (B) submit written issues and comments to the Employer.
(ii)    Review procedures. The Employer will review the adverse benefit determination taking into account all comments, documents, records, and other information submitted regardless of whether the information was previously considered on initial review. Such decisions shall be made in accordance with the governing Plan documents and, where appropriate, Plan provisions will be applied consistently with respect to similarly situated Claimants. The Employer shall have the discretion to determine which Claimants are similarly situated.
(iii)    Notice. The Employer will notify Claimant of its decision in writing. Such notification will be written in a manner calculated to be understood by Claimant and will contain (A) specific reasons for the decision, (B) specific references to pertinent Plan provisions, (C) a statement of Claimant's right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to Claimant's claim for benefits (whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to the United States Department of Labor’s Regulations for Claims Procedures, Section 2560.503-1(m)(8)), and (D) a statement of Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.
(iv)    Timing. The decision on review will be made within 60 days after the request for review is received by the Employer (or within 120 days if special circumstances, such as an election by the Employer to hold a hearing, require an extension of time for processing the request, and if written notice of such extension and circumstances is given to such person within the initial 60day period). If the decision on review is not made within such period, the claim will be considered denied.
(c)    Initial Determination of Claim Based on Disability. If a claim for Plan benefits is based on the Participant’s Disability, the claim will be processed as specified in Section 6.2(a), except that the following additional rules shall apply:
(i)    In general. The Employer will notify Claimant of its decision within 45 days of receipt of the claim. The 45-day period may be extended for an additional 30 days if the extension is necessary due to matters beyond the Employer’s control, and the Employer notifies Claimant prior to the expiration of the initial 45-day period of the circumstances requiring the extension and the date by which the Employer expects to render a decision. The 30-day extension period can be extended for a second period of 30 days due to matters beyond the Employer’s control, provided the Employer again notifies Claimant prior to the expiration of the first extension period in the same manner as the first extension. If Claimant is asked to provide additional information so that the claim can be processed, Claimant will have 45 days to provide the additional information. In the case of an adverse benefit determination with respect to a claim based on Disability, if an internal rule, guideline, protocol or other similar criterion was relied upon in making the decision the Employer will notify Claimant of such reliance and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to Claimant upon written request.
(ii)    Notice. In the event of an adverse benefit determination involving a Disability benefit, the Employer will provide a written notice of adverse benefit determination, which shall be written in a culturally and linguistically appropriate manner (as described in the United States Department of Labor’s Regulations for Claims Procedures, Section 2560.503-1(o)), and shall also include:
(A)    A discussion of the decision, including an explanation of the basis for disagreeing with or not following (1) the views presented by Claimant to the Plan of health care professionals treating Claimant and vocational professionals who evaluated Claimant, (2) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the determination, and (3) a Disability determination regarding Claimant presented by

Claimant to the Plan made by the Social Security Administration;
(B)    Either the specific internal rule, guideline, protocol, standard or other similar criterion, relied upon in making the adverse benefit determination, or, alternatively, a statement that such rule, guideline, protocol, standard or other similar criterion of the Plan do not exist;
(C)    If the determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request; and
(D)    A statement that Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to Claimant’s claim for Plan benefits (whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to the United States Department of Labor’s Regulations for Claims Procedures, Section 2560.503-1(m)(8)).
(d)    Request for Review of an Adverse Benefit Determination Based on Disability. In the event of an adverse benefit determination involving a Disability benefit, Claimant may request review of the adverse benefit determination.
(i)    In general. Claimant will have 180 days following the receipt of an adverse benefit determination involving a Disability benefit to request review of the determination. If a review of the adverse benefit determination is requested, the request will be processed as specified in Section 6.2(b), except that the following shall apply:
(A)    No deference will be given to the initial decision and the review will be conducted by an appropriate individual who is neither the individual who made the initial decision nor a subordinate of that individual.
(B)    If the initial decision was based in whole or in part on a medical judgment, the appropriate individual will consult with a health care professional who has the appropriate training and experience in the field of medicine involved in the medical judgment. Any health care professional engaged for purposes of reviewing the initial decision will be an individual who is neither an individual who was consulted in connection with the initial decision, nor a subordinate of that individual.
(C)    The Employer will provide Claimant the identity of the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse benefit determination, without regard to whether the advice was relied on in making the determination.
(D)    The Employer will provide Claimant, free of charge, with any new or additional evidence or rationale considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination (or at the direction of the Plan, insurer, or such other person) in connection with the claim and any new or additional rationale. Such evidence or rationale shall be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give Claimant a reasonable opportunity to respond prior to that date.
(E)    The Employer shall notify Claimant of its decision on review within 45 days after the request for review is received, or within 90 days if special circumstances require an extension of time, Claimant is given written notice of the extension within the first 45-day period, and the notice describes the special circumstances and indicates the date a decision is expected to be made.
(ii)    Notice. In the event of an adverse benefit determination on review involving Disability, in addition to the information described in Section 6.2(b)(iii) above, the Employer’s written notice, which shall be written in a culturally and linguistically appropriate manner (as described in the United States Department of Labor’s Regulations for Claims Procedures, Section 2560.503-1(o)), shall also include:

(A)    In the statement of Claimant’s right to bring a civil action in accordance with Section 502(a) of ERISA, the statement will also describe any applicable contractual limitations period that applies to Claimant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim.

(B)    A discussion of the decision, including an explanation of the basis for disagreeing with or not following: (1) the views presented by Claimant to the Plan of health care professionals treating Claimant and vocational professionals who evaluated Claimant, (2) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination, and (3) a Disability determination regarding Claimant presented by Claimant to the Plan made by the Social Security Administration.

(C)    If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

(D)    The specific rule, guideline, protocol, standard, or other similar criterion, if any, which was relied upon in making the adverse benefit determination, or, alternatively, a statement that such rule, guideline, protocol, standard, or other similar criterion of the Plan do not exist.

Compliance with the claims procedures set forth in this Section 6.2 shall be a condition precedent to the filing of a lawsuit by a Participant or his Beneficiary or any person claiming through a Participant or Beneficiary in connection with a Plan benefit, and a failure to timely exhaust the administrative remedies set forth herein shall bar any such proceeding in federal or state court.
IN WITNESS WHEREOF, the party hereto has executed this amendment as of the date first above written.
                        ACXIOM CORPORATION

                        By: /s/ Jerry C. Jones

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